Exhibit 10.1

COMMITMENT INCREASE AGREEMENT

THIS COMMITMENT INCREASE AGREEMENT (the “Agreement”) is made as of October 7, 2005 between Western Gas Resources, Inc. (the “Borrower”) and Bank of America, N.A., (the “Lender”).

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent, and the Lenders have entered into that certain Credit Agreement dated as of June 29, 2004 (as amended to the date hereof, the “Credit Amendment”);

WHEREAS, pursuant to Section 2.13 of the Credit Agreement, the Borrower has requested that the Aggregate Commitments be increased by $80,000,000 (the “Commitment Increase Amount”);

WHEREAS, Lender has agreed to increase its Commitment by the Commitment Increase Amount;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in the Credit Agreement, the Lender hereby agrees as follows:

(a)                                  Definitions.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Agreement.

(b)                                 Increase in Commitment.  The Lender hereby increases its Commitment by $80,000,000 to $133,000,000.

(c)                                  Loan Documents.  This Agreement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

BANK OF AMERICA, N.A.

By:	/s/ Joseph F. Scott
Name: Joseph F. Scott
Title: Vice President

WESTERN GAS RESOURCES, INC.

By:	/s/ Vance Blalock
Name: Vance Blalock
Title: Vice President and Treasurer